UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 14, 2008

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 14, 2008, Monotype Imaging Holdings Inc. (the “Company”) entered into an Employment Agreement with Scott Landers. Mr. Landers became the Company’s Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary on July 1, 2008. Mr. Landers will receive an annual base salary of $250,000 and is entitled to participate in any bonus or other performance-based plan available to our other senior executive officers. In addition, Mr. Landers is entitled to participate in any and all medical, pension, profit sharing, dental and life insurance plans and disability income plans, retirement arrangements and other employment benefits, including option plans, that may be available to our other senior executive officers. Mr. Lander’s employment agreement requires him to refrain from competing with us and from hiring our employees for a period of two years following the termination of his employment with us for any reason, except that such period shall only last for one year in the event that he terminates his employment for good reason or if he is terminated by us without cause.

Mr. Landers’ employment agreement continues in effect unless his employment is terminated by him or by the Company. In the event that Mr. Landers’ employment is terminated by the Company without cause or by Mr. Landers for “good reason” (as such term is defined in the Employment Agreement), then Mr. Landers is entitled to receive his base salary and all medical and health benefits for 12 months following the termination date.

The above description of the Employment Agreement is a summary and is qualified in its entirety by the Employment Agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with his employment by the Company, Mr. Landers was awarded 23,730 restricted shares of the Company’s common stock pursuant to the Company’s 2007 Stock Option and Incentive Plan (the “Plan”) and the Company’s standard restricted stock agreement and a nonqualified stock option to purchase 75,254 shares of the Company’s common stock pursuant to the Plan and the Company’s standard nonqualified stock option agreement. These shares and options vest 25% on the first anniversary of the grant and quarterly thereafter during the following three years so long as he remains employed by the Company.

Other than the offer letter between Mr. Landers and the Company filed by the Company with the Securities and Exchange Commission on a Form 8-K on June 4, 2008 and the Employment Agreement which the Company entered into with Mr. Landers, there is no arrangement or understanding pursuant to which Mr. Landers was selected as Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary and principal financial officer and there are no family relationships between Mr. Landers and the other directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year, Mr. Landers has not had any transactions or currently proposed transactions in which Mr. Landers was or is to be a participant in amounts greater than $120,000 and in which any related person had or will have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Scott E. Landers and Monotype Imaging Inc., dated July 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

July 16, 2008	By:	/s/ Douglas J. Shaw
Douglas J. Shaw
President and Chief Executive Officer (Principal Executive Officer)

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